                                                                 EXHIBIT 21
                                                         Form 10-K for 1997
                                                           File No. 1-11237

                    SUBSIDIARIES OF AT&T CAPITAL CORPORATION
                            As of December 31, 19947

                                                      State or Other
                                                      Jurisdiction
                                                      of Incorporation
Name of Subsidiary(*)                                 or Organization
---------------------------------------------------------------------------
Antigua Funding Corporation                           Delaware
AT&T Automotive Services, Inc.                        Delaware
AT&T Capital Canada, Inc. (1)                         Ontario, Canada
 1177662 Ontario Inc.                                 Ontario, Canada
AT&T Capital FSC, Inc.                                Virgin Islands
AT&T Capital Limited                                  England
 AT&T Capital (Automotive Services) Limited           England
AT&T Commercial Finance Corporation (2)               Delaware
 American Express CapitaFinance LLC (a)               Arizona
 ATMOR Holdings Inc.                                  Delaware
 ATMOR Properties Inc. (in trust)                     Delaware
 AT&T Capital Leasing Services, Inc. (3)              Massachusetts
  The Lease Factor, Inc.                              Massachusetts
  Eaton Express Corporation                           Massachusetts
  Thermo Capital Company LLC (b)                      Delaware
  Picker Financial Group LLC (c)                      Delaware
 AT&T Capital Services Corporation                    Delaware
 AT&T Systems Leasing Corporation                     Michigan
AT&T Credit Corporation                               Delaware
 AT&T Credit Consumer Finance Corporation             Delaware
 AT&T Credit Corporation of Puerto Rico               Delaware
 Capita Credit Corporation                            Delaware
 The Capita Corporation Singapore Pte Ltd.            Singapore
AT&T Small Business Lending Corporation               Delaware
Capita Beteiligungs AG                                Germany
Capita Colombia Holding Corp.                         Delaware
 Global Vendor Services Ltda.                         Colombia
Capita Global Finance Corporation                     Delaware
 Capita Hungary Trading and Servicing Company Limited Hungary
 Capita Russia Holdings I Corp.                       Delaware
 Capita Russia Holdings II Corp.                      Delaware
   Capita Corporation CIS                             Russian Federation
 The Capita Corporation Polska Sp.zo.o                Poland
Capita Funding Pty Limited                            Australia
Capita International L.L.C.                           Delaware
 Arrendadora Capita Corporation S.A. de C.V.          Mexico
 Capita Servicios, S.A. de C.V.                       Mexico
 The Capita Corporation de Mexico S.A. de C.V.        Mexico
Capita Leasing GmbH                                   Austria
Capita Premium Finance Corporation                    Delaware
Capita Resources, Inc.                                Delaware
Capital Syndication Corporation                       Delaware
Midrange Solutions Group Inc.                         Delaware
The Capita Corporation de Argentina SA                Argentina
The Capita Corporation de Mexico, S.A. de C.V.(5)     Mexico
The Capita Corporation Holding B. V.                  Netherlands
 Capita Corporation Italy, S.p.A.                     Italy

                                                                  EXHIBIT 21
                                                          Form 10-K for 1997
                                                            File No. 1-11237

                    SUBSIDIARIES OF AT&T CAPITAL CORPORATION
                            As of December 31, 19947
                                   (Continued)

Capita Holding France, S.A.                           France
  The Capita Corporation Finance France SNC           France
 Capita Holding Germany GmbH                          Germany
 Capita A.G. & Co.                                    Germany
 Capita Holdings U.K. Limited                         England
  AT&T Capital (Vendor Services) Limited              England
 The Capita Corporation Nederland B.V.                The Netherlands
 The Capita Corporation NV/SA                         Belgium
The Capita Corporation AG                             Switzerland
The Capita Corporation Australia Limited (7)          Australia
 Hunter Leasing Limited                               Australia
  Lonsfield Pty. Ltd.                                 Australia
The Capita Corporation do Brasil Ltda.                Brazil
The Capita Corporation Hong Kong Limited (6)          Hong Kong
The Capita Corporation New Zealand Limited            New Zealand
The Capita Leasing Corporation                        People's Republic of China
The Capita Leasing Corporation (BVI) Ltd.             British Virgin Islands
The Equipment Insurance Company                       Vermont


(*) All subsidiaries do business under their corporate names, and the other names indicated in the footnotes below.

(1) Hyster Credit Company
(2) Hyster Credit Company and JCB Finance Company
(3) Eaton Financial Company
(4) AT&T Capital Corporation and The Capita Corporation
(5) AT&T Capital de Mexico and The Capita Corporation
(6) AT&T Capital Corporation
(7) The Capita Corporation

(a) 50%/50% joint venture with American Express Travel Related Services Company, Inc.
(b) 50%/50% joint venture with Thermo Electron Company
(c) 50%/50% joint venture with Picker Financial Corporation